UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 12, 2007

Cabot Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5667	04-2271897
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Seaport Lane, Suite 1300, Boston, Massachusetts		02210-2019
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-345-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 12, 2007, Cabot Corporation ("Cabot") agreed to settle the federal class action lawsuits pending against it alleging that Cabot and other carbon black manufacturers had violated antitrust laws in setting prices for carbon black sold in the United States. Cabot’s share of the settlement cost is $10 million. Cabot denies any wrongdoing of any kind in these cases, and strongly believes that it has good defenses to these claims. Nonetheless, Cabot agreed to the settlement to avoid further expense, inconvenience, risk and the distraction of burdensome and protracted litigation. The settlement agreement is subject to court approval.

Cabot will continue to vigorously defend the remaining antitrust lawsuits pending against it. There are suits pending in several state courts brought by purported classes of indirect purchasers of carbon black, and a single federal case brought by a party that did not join the federal class action.

More information regarding this litigation can be found in Cabot’s Form 10-K for the fiscal year ended September 30, 2006 and Cabot’s Form 10-Q for the quarter ended March 31, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cabot Corporation

June 13, 2007	By:	Brian A. Berube

Name: Brian A. Berube
Title: Vice President and General Counsel